Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), is made and entered into as of February 5, 2025 by and among Graham Corporation, a Delaware corporation with its principal place of business at 20 Florence Avenue, Batavia, New York 14020 (the “Company”), Barber Nichols LLC, a subsidiary of the Company, with its principal place of business at 6325 West 55th Avenue, Arvada, Colorado 80002 (“BNI”), and Michael Dixon, with a business address at 6325 West 55th Avenue, Arvada, Colorado 80002 (the “Executive”).

WHEREAS, the Company and the Executive desire to enter into this Agreement to describe the employment relationship and obligations of the parties.

NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual covenants herein contained, agree as follows:

1.
Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.
2.
Duties.
(a)
The Executive shall be employed as the General Manager of BNI, from February 5, 2025 to the close of business on June 9, 2025 (the “GM Period”). During the GM Period, the Executive shall have authority and responsibility for the efficient and effective functioning of BNI as its General Manager, and shall report directly to the Company’s President and Chief Operating Officer. The Executive shall perform such duties generally consistent with Executive’s title and as may from time to time be required of the Executive by the Company’s Chief Executive Officer, President or Chief Operating Officer. The Executive’s office shall be located at the Company’s place of business in Arvada, Colorado. The Executive agrees to travel to the extent reasonably necessary for the performance of Executive’s duties. The Executive shall devote Executive’s full time to the business and affairs of the Company and shall use Executive’s best efforts, skill and ability in performing Executive’s duties on behalf of the Company.
(b)
Effective June 10, 2025, the Executive shall be appointed as the Company’s Vice President and the General Manager of BNI (the “VP and GM Period”). During the VP and GM Period, the Executive shall have authority and responsibility for the efficient and effective functioning of BNI as Vice President and General Manager, and shall report directly to the Company’s President and Chief Executive Officer. The Executive shall perform such duties generally consistent with Executive’s title and as may from time to time be required of the Executive by the Company’s President and Chief Executive Officer. The Executive’s office shall be located at the Company’s place of business in Arvada, Colorado. The Executive agrees to travel to the extent reasonably necessary for the performance of Executive’s duties. The Executive shall devote Executive’s full time to the business and affairs of the Company and shall use Executive’s best efforts, skill and ability in performing Executive’s duties on behalf of the Company.

(c)
The Executive agrees that the Company, in its discretion, may apply for and procure in its own name and for its own benefit, life insurance on the life of the Executive in any amount or amounts considered advisable, and that Executive shall have no right, title or interest therein. The Executive further agrees to submit to any medical or other examination and to execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such insurance, provided such actions do not materially harm the Executive’s ability to otherwise obtain or retain personal life insurance.
3.
Term.
(a)
Except as otherwise provided in this Agreement to the contrary, this Agreement shall be and remain in effect during the period of employment (the “Term”) established under this Section 3.
(b)
Except as provided in Section 3(c), beginning on the effective date of this Agreement (i.e., February 5, 2025), the Term shall be for one year and shall be automatically extended for one additional day for each day (such that while this Agreement is in effect the remaining Term shall never be less or greater than one year) that this Agreement is in effect, unless either the Company, or the Executive, respectively, elects not to extend the Term further by giving written notice to the other party, in which case the Term shall end on the first anniversary of the date on which such written notice is given; provided, however, that in any event, the Term shall end on the last day of the month in which the Executive attains the age of 65.
(c)
Notwithstanding anything herein contained to the contrary, (i) this Agreement may be terminated during the Term as provided for herein and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Executive’s employment following the expiration of the Term upon such terms and conditions as the Company and the Executive may mutually agree upon.
4.
Base Compensation.
(a)
During the GM Period, as the base compensation for all services to be rendered by the Executive to the Company and BNI, BNI agrees to pay to the Executive, and the Executive shall accept, a salary at a rate of $250,000.00 per annum, payable on a bi-weekly basis, subject to applicable deductions and withholdings.
(b)
During the VP and GM Period, as the base compensation for all services to be rendered by the Executive to the Company and BNI, BNI agrees to pay to the Executive, and the Executive shall accept, a salary at a rate of $300,000.00 per annum, payable on a bi-weekly basis, subject to applicable deductions and withholdings. Periodically, the Chief Executive Officer and the Company’s Board of Directors (the “Board”) will review the salary of the Executive, taking into consideration such factors as the Executive’s performance and such other matters as it deems relevant and, in the Board’s discretion alone, the Board may increase the salary of the Executive to such rate as the Board deems proper; provided that the Company shall in no event be required to grant any such increase.

5.
Incentive Compensation.
(a)
Bonus. The Executive shall be eligible to receive bonuses and awards under the Company’s bonus plans or arrangements as may be in effect from time to time, including the Company’s Annual Executive Cash Bonus Plan, as may be from time to time determined by the Board or a committee thereof, and the Barber-Nichols Amended and Restated Performance Bonus Agreement, as may be from time to time determined by BNI. For the Company’s 2025 fiscal year, the Executive’s target bonus under the Company’s Annual Executive Cash Bonus Plan will be $40,000, and the Executive’s target bonus under the Company’s Annual Executive Cash Bonus Plan for the 2026 fiscal year will initially be 50 percent of the Executive’s salary, but may be changed by the Board or a committee thereof at any time after March 31, 2026.
(b)
Long-Term Incentive Compensation. As soon as practicable after the execution of this Agreement by the Company and the Executive, the Executive will be eligible to receive an award of time-vesting restricted stock units under the 2020 Graham Corporation Equity Incentive Plan, which will vest one-third on each of the first three anniversaries of the date of grant subject to the Executive’s continued employment through the vesting date. The number of restricted stock units will be determined by dividing $50,000 by the value of a share of stock on the date of grant, rounded down to the nearest whole number. Starting with the Company’s 2026 fiscal year, the Executive shall be eligible to participate in any long-term incentive compensation plan generally made available to senior executive officers of the Company in accordance with and subject to the terms of such plans, including the Company’s Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, as may from time to time be determined by the Board of a committee thereof, initially with a Long-Term Incentive Percentage of 60 percent, but it may be changed by the Board or a committee thereof at any time after March 31, 2026.
(c)
Other Compensation. The Company may, upon recommendation of the Board or a committee thereof, award to the Executive such other bonuses and compensation as it deems appropriate and reasonable.
6.
Benefits. During the term of this Agreement, the Company shall provide the following benefits to the Executive:
(a)
Medical. The Company will provide the Executive health coverage for Executive and Executive’s family in accordance with the Company’s health and medical insurance plans, as the same may be in effect from time to time. The Executive shall be responsible for paying the employee portion of the premiums for such health and medical insurance plans.
(b)
Vacation. The Executive shall be entitled to vacation in accordance with the Company’s general vacation policies and practices as may be in effect from time to time. The Company acknowledges that the Executive’s employment term with BNI will be added to the Executive’s employment term with the Company for purposes of determining the Executive’s entitlement to vacation.

(c)
General Benefits. The Executive shall be entitled to participate in all employee benefit plans and arrangements of the Company that may be in effect from time to time and as may from time to time be made available to the other similarly situated executive officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company acknowledges that the Executive’s employment term with BNI will be added to the Executive’s employment term with the Company for purposes of determining the Executive’s entitlement to such benefits.
(d)
No Limitation of Company’s Rights. Nothing in this Section 6 shall be construed to limit or restrict the complete discretion of the Company to amend, modify or terminate any employee benefit plan or plans of the Company where such action generally affects plan participants or employees, including the Executive.
(e)
Insurance. During the VP and GM Period, the Company shall provide Executive with $2,500 per annum for the purpose of Executive procuring a term insurance policy that names such person(s) of Executive’s choosing as beneficiary(ies).
7.
Travel Expenses. The Company shall pay or reimburse the Executive for all reasonable and necessary traveling and other expenses incurred or paid by the Executive in connection with the performance of Executive’s duties under this Agreement upon presentation of expense statements or vouchers and such other supporting information as the Company may from time to time reasonably request. However, the amount available for such traveling and other expenses may be fixed in advance by the Company.
8.
Termination. This Agreement shall terminate prior to the Term expiration date, hereinabove set forth, in the event that the Executive shall die or the Board shall reasonably determine that the Executive has become disabled, or if the Executive’s employment shall be terminated for cause or without cause, as hereinafter provided.
(a)
Disability. The Board may determine that the Executive has become disabled, for purposes of this Agreement, in the event that the Executive shall fail, because of illness or incapacity, to render for three successive months, or for shorter periods aggregating three months or more in any period of 12 months, services of the character contemplated by this Agreement; and thereupon this Agreement and all rights of the Executive hereunder shall be deemed to have been terminated as of the end of the calendar month in which such determination is made.
(b)
For Cause. The Board may dismiss the Executive for cause in the event that it determines that there has been willful misconduct by the Executive in connection with the performance of Executive’s duties hereunder, or any other conduct on the part of the Executive which has been materially injurious to the Company; and thereupon this Agreement shall terminate effective upon the delivery to the Executive of 30-day written notice that the Board has made such determination. For purposes of this Agreement, “cause” shall be determined only by a good faith finding thereof by the Board, which shall afford the Executive the opportunity to appear before it prior to finalizing any such determination.

(c)
Without Cause. The Executive may resign without cause at any time upon 30 days’ written notice to the Company, in which event the Company’s obligation to compensate him ceases on the effective date of Executive’s termination except as to amounts due to him under Section 8(c)(i). The Company may dismiss the Executive without cause at any time upon 30-days’ written notice to the Executive. In the event that the Company dismisses the Executive other than for cause, or if the Executive resigns because of a material breach of this Agreement by the Company (which Executive may do only if such breach remains materially uncured after the Executive has provided 30 days prior written notice to the Board), and the Executive’s dismissal or resignation qualifies as a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”), then the Company shall provide to the Executive:
(i)
payment of the compensation due to him through the effective date of the termination of the Executive’s employment, within ten business days following such effective date of the termination of the Executive’s employment;
(ii)
continuation of the Executive’s salary for 12 months following the effective date of the termination of the Executive’s employment at:
(1)
if the termination occurs during the GM Period, the rate specified in Section 4(a), which salary continuation shall be paid bi-weekly in accordance with the Company’s regular payroll practices; or
(2)
if the termination occurs during the VP and GM Period, the higher of the rate specified in Section 4(b) or the Executive’s then-current annualized salary, which salary continuation shall be paid bi-weekly in accordance with the Company’s regular payroll practices; and
(iii)
payment of any Accrued Bonus (as defined below), to be paid as soon as administratively practicable after the six-month anniversary of the effective date of the Executive’s separation from service. Accrued Bonus shall mean any amount of bonus with respect to any year prior to the year in which dismissal without cause occurs (“Prior Bonus Year”) calculable by applying the formula prescribed by the Company’s Annual Executive Cash Bonus Plan as it existed on December 31 of such Prior Bonus Year and employing in the application of such formula the goals, ratios and weighting percentages and other variable figures which the Annual Executive Cash Bonus Plan calls for the Company’s Board or any committee thereof to determine annually which the Company’s Board or any committee thereof adopted for purposes of the Annual Executive Cash Bonus Plan prior to December 31 of such Prior Bonus Year. Notwithstanding any other provision of this Section, no Accrued Bonus shall be payable pursuant to this Section 8(c) for any Prior Bonus Year with respect to which a bonus amount was paid to and accepted by the Executive.

Notwithstanding anything to the contrary, to the extent that any payments under Section 8(c) are subject to a six-month waiting period under Section 409A, any such payments that would be payable before the expiration of six months following the Executive’s separation from service but for the operation of this sentence shall be made during the seventh month following the Executive’s separation from service.

(d)
In the event that the provisions of Section 8(c) are triggered, the Executive shall resign from all offices and directorships of the Company and of all subsidiaries and affiliates of the Company, upon payment to the Executive of the amount referred to in Section 8(c)(i).
(e)
Release of Claims. The Company’s obligation to provide the payments under this Section 8 is conditioned upon the Executive’s execution of an enforceable release of all claims (and upon the expiration of all applicable rescission periods contained in such release) and Executive’s compliance with all provisions of this Agreement. If the Executive chooses not to execute such a release (or rescinds such release) or fails to comply with these provisions, then the Company’s obligation to compensate him ceases on the effective date of Executive’s termination except as to amount due to him under Section 8(c)(i).
(f)
Return of Confidential Documentation. Upon termination of Executive’s employment for any reason whatsoever, the Executive shall return to the Company all working papers, computer equipment, notebooks, strategic plans and other confidential documents and information, in any form whatsoever.
9.
Covenants of Executive. The Executive acknowledges that: (i) the business of the Company and its affiliates, as currently conducted and as conducted from time to time throughout the term of this Agreement (collectively, the “Business”), is conducted by and is proposed to be conducted by the Company on a world-wide basis (the “Company’s Market”); (ii) the Business involves providing design, engineering and manufacture of certain vacuum and heat transfer equipment, including but not limited to steam condensers, steam jet ejectors, shell and tube heat exchangers, plate and frame heat exchangers, Heliflow heat exchangers, liquid ring vacuum pumps and rotary piston pumps, and further involves the design and production of turbomachinery for aerospace, cryogenic, defense, and commercial applications; (iii) the Company has developed trade secrets and confidential information concerning the Business; and (iv) the agreements and covenants contained in this Section 9 are essential to protect the Business. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:
(a)
Agreement Not To Compete. For a period of 12 months after the termination of Executive’s employment with the Company for any reason (such period of time hereinafter referred to as the “Restricted Period”), neither the Executive nor any entity of which 20 percent or more of the beneficial ownership is held by the Executive or a person related to the Executive by blood or marriage (“Controlled Entity”) will, anywhere in the Company’s Market, directly or indirectly own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, member manager, employee or otherwise any business which competes in the Company’s Market with the Business, without the prior written consent of the Company. Notwithstanding any other provisions of this Agreement, the Executive may make a passive investment in any publicly-traded company or entity in an amount not to exceed five percent of the voting stock of any such company or entity.

(b)
Agreement Not To Interfere in Business Relationships.
(i)
During the Restricted Period, neither the Executive nor any Controlled Entity will directly or indirectly solicit, induce or influence any customer, or any other person which has a business relationship with the Company or any affiliate, or which had on the date of this Agreement such a relationship with the Company or any affiliate, to discontinue or reduce the extent of such relationship with the Company or any affiliate in the Company’s Market.
(ii)
During the Restricted Period, neither the Executive nor any Controlled Entity will (1) directly or indirectly recruit, solicit or otherwise induce or influence any stockholder or employee of the Company or any of its affiliates to discontinue such employment or other relationship with the Company or any affiliate, or (2) employ or seek to employ, or cause any business which competes in the Company’s Markets to employ or seek to employ for any reason, any person who is then (or was at any time within six months prior to the date the Executive or such business employs or seeks to employ such person) employed by the Company or any affiliate without the prior written consent of the Company.
(c)
Non-Disparagement. During and after the Term, the Executive and any Controlled Entity shall not publicly disparage: the Company; the Company’s predecessors, successors, subsidiaries, related entities, and all of their members, shareholders, officers, directors, agents, attorneys, employees, or board members; or the Company’s customers. Nothing in this Section 9(c) precludes the Executive from making truthful statements in connection with (i) a disclosure required by law, regulation, or order of a court or governmental agency, (ii) the filing of a good faith report or participation in a proceeding related to an alleged violation of any applicable law, regulation, or order of a court or governmental agency, or (iii) any governmental, quasi-governmental or administrative or judicial inquiry or court proceeding. During and after the Term, the Company shall not and it shall cause its directors and officers not to publicly disparage the Executive.
(d)
Confidentiality. During and after the Term, neither the Executive nor any Controlled Entity will directly or indirectly disclose to anyone, or use or otherwise exploit for the Executive’s or any Controlled Entity’s own benefit or for the benefit of anyone other than the Company, any confidential information, including, without limitation, any confidential “know-how”, trade secrets, customer lists, details of customer contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans and new personnel acquisition plans of the Company or any affiliate related to the Business or any portion or phase of any scientific, engineering or technical information, design, process, procedure, formula, improvement, discovery, invention, machinery or device of the Company or any affiliate, whether or not in written or tangible form (all of the preceding is hereinafter referred to as “Confidential Information”). The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public or the Company’s competitors other than as a result of a disclosure by the Executive or a Controlled Entity or any agent or other representative thereof. Neither the Executive nor any Controlled Entity shall have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure is required by law, or determined in good faith by the Executive to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, the Executive or the Controlled Entity concerned shall provide the Company with prompt advance written notice of such requirement so that the Company may seek an appropriate protective order. It is understood that in any new employment, the Executive may use Executive’s ordinary skill and non-confidential knowledge, even though said skill and non-confidential knowledge may have been gained at the Company. The Executive’s obligations under this Section 9(d) shall be in addition to, not in substitution for, any common law fiduciary duties the Executive has to the Company regarding information acquired during the course of Executive’s employment.
(e)
Intellectual Property. The Executive shall communicate to the Company full information concerning all inventions, improvements, discoveries, formulas, processes, systems of organization, management procedures, software or computer applications (hereinafter, collectively, “Intellectual Property”) made or conceived by him either solely or jointly with others while in the employ of the Company, whether or not perfected during Executive’s period of employment and which shall be within the existing or contemplated scope of the Company’s business during Executive’s employment. The Executive will assist the Company and its nominees in every way at the Company’s expense in obtaining patents for such Intellectual Property as may be patentable in any and all countries and the Executive will execute all papers the Company may desire and assignments thereof to the Company or its nominees and said Intellectual Property shall be and remain the property of the Company and its nominees, if any, whether patented or not or assigned or not.
(f)
Survival of Covenants. In the event of a termination of this Agreement, the covenants and agreements contained in this Section 9 shall survive, shall continue thereafter, and shall not expire unless and except as expressly set forth in this Section.
(g)
Remedies. The parties to this Agreement agree that (i) if either the Executive or any Controlled Entity breaches any provision of this Section 9, the damage to the Company and its affiliates will be substantial, although difficult to ascertain, and money damages will not afford an adequate remedy, and (ii) if either the Executive or any Controlled Entity is in breach of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled in its own right and/or on behalf of one or more of its affiliates, in addition to all other rights and remedies as may be available at law or in equity, to (1) injunctive and other equitable relief to prevent or restrain a breach of this Agreement and (2) may require the breaching party to pay damages as the result of any transactions constituting a breach hereof.
(h)
Notice of Immunity. The Executive understands that under the Defend Trade Secrets Act of 2016 (the “Act’), an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive further understands that under the Act, an individual who files a lawsuit for retaliation by a company for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

10.
Indemnification of Executive. In the event the Executive is terminated for any reason, (a) the Company will hold harmless and indemnify the Executive for all third party claims, actions or other proceedings against the Executive initiated either prior to the termination of employment or thereafter which relate to duties performed in good faith by the Executive while employed by the Company; and (b) the Company will retain the Executive as named insured under any directors’ and officers’ insurance policies it may have, for acts of the Executive during the time Executive served as an officer of the Company. Additionally, all reasonable legal and other costs incurred by the Executive to defend Executive will be paid by the Company, as the Executive is billed for such costs, within ten days of periodic submission to the Company of statements of charges of attorneys and statements of other expenses incurred by the Executive in connection with such defense.
11.
Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.
12.
Notice. Any and all notices provided for herein shall be in writing and shall be physically delivered or mailed by registered or certified mail, return receipt requested to the parties at their respective addresses set forth hereinabove. Either party may from time to time designate a different address for notices to be sent to such party by giving the other party due notice of such different address.
13.
Modification and Assignment. This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto. This Agreement and all of its terms and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, including but not limited to any corporation or other entity with or into which the Company is merged or consolidated or any other successor of the Company. The Executive agrees that Executive will not and may not assign, transfer or convey, pledge or encumber this Agreement or Executive’s right, title or interest therein, or Executive’s power to execute the same or any monies due or to become due hereunder, this Agreement being intended to secure the personal services of the Executive, and the Company shall not recognize any such assignment, transfer, conveyance, pledge or encumbrance.
14.
Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof. Any action or proceeding brought by either party against the other arising out of or related to the Agreement shall be brought only in a state court of competent jurisdiction located in the County of Monroe, State of New York or the Federal District Court for the Western District of New York located in Monroe County, New York and the parties hereby consent to the personal jurisdiction and venue of said courts.
15.
Prior Agreements. This Agreement shall supersede any prior employment agreement, arrangement or understanding between the Company and the Executive, without limitation, and shall be effective from the date specified hereinabove.

16.
Business Combinations. In the event of any sale, merger or any form of business combination affecting the Company, including without limitation the purchase of assets or any other form of business combination, the Company will obtain the express written assumption of this Agreement by the acquiring or surviving entity from such combination, and failure of the Company to obtain such an assumption will constitute a breach of this Agreement, entitling the Executive to all payments and other benefits to be provided in the event of termination without cause provided in Section 8.
17.
Section 409A. This Agreement is intended to comply with Section 409A of the Code to the extent its provisions are subject to that law. The parties agree that they will negotiate in good faith regarding amendments necessary to bring this Agreement into compliance with the terms of that Section or an exemption therefrom as interpreted by guidance issued by the Internal Revenue Service, taking into account any limitations on amendments imposed by Section 409A or Internal Revenue Service guidance. The parties further agree that to the extent the terms of this Agreement fail to qualify for exemption from or satisfy the requirements of Section 409A, this Agreement may be operated in compliance with Section 409A pending amendment to the extent authorized by the Internal Revenue Service. In such circumstances the Company and the Executive will administer the Agreement in a manner which adheres as closely as possible to the existing terms and intent of the Agreement while complying with Section 409A.
18.
Headings. The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.
19.
Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein. If any court determines that any provision of Section 9 hereof is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.
20.
Counterparts. This Agreement may be executed in any number of counterparts, each of which for all purposes shall be deemed to be an original.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRAHAM CORPORATION

By:	/s/ Daniel J. Thoren
	Name:	Daniel Thoren
	Title:	Chief Executive Officer

BARBER NICHOLS LLC

By:	/s/ Matthew Malone
	Name:	Matthew Malone
	Title:	Vice President and General Manager

By:	/s/ Michael Dixon
	Name:	Michael Dixon

[Signature page to the Employment Agreement of Michael Dixon]